Exhibit 10.1
WORLD WIDE PACKETS, INC.
2000 Stock Incentive Plan
(As Amended February 28, 2008)
2000 Stock Incentive Plan

WORLD WIDE PACKETS, INC.
2000 Stock Incentive Plan
(As Amended February 28, 2008)
TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

ARTICLE II THE PLAN		4
2.1	Name	4
2.2	Purpose	4
2.3	Effective Date	5

ARTICLE III PARTICIPANTS		5

ARTICLE IV ADMINISTRATION		5
4.1	Duties and Powers of the Committee	5
4.2	Interpretation; Rules	6
4.3	No Liability	6
4.4	Majority Rule	6
4.5	Company Assistance	6

ARTICLE V SHARES OF STOCK SUBJECT TO PLAN		6
5.1	Limitations	6
5.2	Antidilution	7

ARTICLE VI OPTIONS		8
6.1	Types of Options Granted	8
6.2	Option Grant and Agreement	8
6.3	Optionee Limitations	8
6.4	$100,000 and Section 162(m) Limitations	9
6.5	Exercise Price	9
6.6	Exercise Period	9
6.7	Option Exercise	10
6.8	Reload Options	11
6.9	Transferability of Option	12
6.10	Termination of Employment or Service	12
6.11	Employment Rights	12
6.12	Certain Successor Options	13
6.13	Effect of a Corporate Transaction	13

ARTICLE VII RESTRICTED STOCK		13
7.1	Awards of Restricted Stock	13
7.2	Non-Transferability	13
7.3	Lapse of Restrictions	14
7.4	Termination of Employment	14
7.5	Treatment of Dividends	14
7.6	Delivery of Shares	14

ARTICLE VIII STOCK CERTIFICATES		14

ARTICLE IX TERMINATION AND AMENDMENT		15
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9.1	Termination and Amendment	15
9.2	Effect on Grantee’s Rights	15

ARTICLE X RELATIONSHIP TO OTHER COMPENSATION PLANS		15

ARTICLE XI MISCELLANEOUS		15
11.1	Replacement or Amended Grants	15
11.2	Forfeiture for Competition	16
11.3	Leave of Absence	16
11.4	Plan Binding on Successors	16
11.5	Singular, Plural; Gender	17
11.6	Headings, etc., No Part of Plan	17
11.7	Section 16 Compliance	17
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WORLD WIDE PACKETS, INC.
2000 Stock Incentive Plan
(As Amended February 28, 2008)
ARTICLE I
DEFINITIONS
     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:
     “Award” shall mean a grant of Restricted Stock.
     “Board” shall mean the Board of Directors of the Company.
     “Cause” means (i) the commission of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Company, a Parent, or a Subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company’s, a Parent’s or any Subsidiary’s fidelity bond; (ii) the willful engaging in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company, a Parent or any Subsidiaries and competing with the Company, a Parent or any Subsidiaries, or soliciting employees, consultants or customers of the Company, a Parent or any Subsidiaries in violation of law or any employment or other agreement to which the recipient is a party; (iii) the willful and continued failure or habitual neglect by a person who is an Employee to perform his or her duties with the Company, a Parent or any Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company, Parent or the Subsidiary generally applicable to all their employees; or (iv) other disregard of rules or policies of the Company, a Parent or any Subsidiary, or conduct evidencing willful or wanton disregard of the interests of the Company, a Parent or any Subsidiary. For purposes of this Plan, no act or failure to act by the recipient shall be deemed “willful” unless done or omitted to be done by the recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. “Cause” shall be determined by the Committee based upon information presented by the Company and the Employee and shall be final and binding on all parties hereto.
     “Code” shall mean the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Committee” shall mean a committee of at least one Director appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority
2000 Stock Incentive Plan

granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board of Directors or a committee of at least one Director (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the “Committee” shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.
     “Company” shall mean World Wide Packets, Inc., a Delaware corporation.
     “Corporate Transaction” shall mean any of the following transactions to which the Company is a party:
(i)	a merger or consolidation with another company or entity in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

(iii)	a firm commitment, underwritten public offering of the Company’s Stock registered under the Securities Act of 1933, as amended in which the aggregate proceeds to the Company (after deduction for underwriter commissions) equal or exceed $10,000,000.
     “Director” shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.
     “Employee” shall mean an employee of the Employer or any Parent or Subsidiary.
     “Employer” shall mean the corporation that employs a Grantee.
     “Exchange Act” shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.
     “Exercise Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement or the Notice of Stock Option Grant.
2000 Stock Incentive Plan

     “Fair Market Value” on any date shall mean (i) the closing sales price of the Stock on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing price of the Stock on the over-the-counter market on the day such value is to be determined; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company’s current and future earnings.
     “Grantee” shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock.
     “Incentive Stock Option” shall mean an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.
     “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the Securities and Exchange Commission.
     “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.
     “Option” shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.
     “Optionee” shall mean a person to whom an Option has been granted hereunder.
     “Parent” shall mean any corporation (other than the Employer) in an unbroken chain of corporations ending with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the Employer owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.
     “Permanent and Total Disability” shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.
     “Plan” shall mean the World Wide Packets, Inc. 2000 Stock Incentive Plan, the terms of which are set forth herein.
2000 Stock Incentive Plan

     “Purchasable” shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement or Notice of Stock Option Grant.
     “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.
     “Reload Option” shall have the meaning set forth in Section 6.9 hereof.
     “Restricted Stock” shall mean Stock issued, subject to restrictions, to a Grantee pursuant to Article VII hereof.
     “Restriction Agreement” shall mean the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 hereof.
     “Section 16 Insider” shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.
     “Stock” shall mean the Common Stock, $.0001 par value per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.
     “Stock Option Agreement” shall mean a written agreement in substantially the form attached hereto as Exhibit A between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to or including with such Option Agreement, including, but not limited to, a Notice of Stock Option Grant and a form of exercise notice.
     “Subsidiary” shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
ARTICLE II
THE PLAN
     2.1 Name. This Plan shall be known as “World Wide Packets, Inc. 2000 Stock Incentive Plan.”
     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Parents and Subsidiaries and its shareholders by affording certain employees and Directors of the Company and its Parents and Subsidiaries, as well as key consultants and advisors to the Company or any Parent or Subsidiary, an opportunity to acquire or increase their proprietary interests in the
2000 Stock Incentive Plan

Company. The objective of the issuance of the Options and Awards is to promote the growth and profitability of the Company and its Parents and Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.
     2.3 Effective Date. The Plan shall become effective on July 31, 2000; provided, however, that if the shareholders of the Company have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan shall be non-Incentive Stock Options.
ARTICLE III
PARTICIPANTS
     The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all Directors and employees of the Company or any Parent or Subsidiary, as well as key consultants and advisors to the Company or any Parent or Subsidiary.
ARTICLE IV
ADMINISTRATION
     4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options or Awards under the Plan to any person who is an employee of the Company but not an Officer or Director. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action. Any actions permitted to be taken by the Committee may be taken by the Board.
2000 Stock Incentive Plan

     4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations.
     4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.
     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.
     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.
ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN
     5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 25,188,341. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article IX, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 25,188,341 shares (other than pursuant to anti-dilution adjustments) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be granted or awarded under the Plan, and such shares shall not be considered as having been granted or issued in computing the number of shares of Stock remaining available for option or award hereunder.
     If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options
2000 Stock Incentive Plan

so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be granted to any other person.
     5.2 Antidilution.
          (a) If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company’s outstanding option grants, then:
     (i) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and
     (ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.
          (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:
     (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or
     (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.
          (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under
2000 Stock Incentive Plan

the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.
          (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.
ARTICLE VI
OPTIONS
     6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.
     6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by (a) minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement and Notice of Stock Option Grant executed by the Company and the Optionee, or (b) solely by a written Stock Option Agreement and Notice of Stock Option Grant executed by an Authorized Officer (as defined below) of the Company and the Optionee if the Board has delegated the authority to an officer (the “Authorized Officer”) of the Company to grant Options. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan.
     Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee’s interest in, the Options evidenced thereby.
     6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:
          (a) is not an Employee; or
          (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary
2000 Stock Incentive Plan

corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.
     6.4 $100,000 and Section 162(m) Limitations. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option. Furthermore, not more than 25% of the total shares of stock approved under this Plan may be made subject to Options to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.
     6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).
     6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option.
2000 Stock Incentive Plan

     6.7 Option Exercise.
          (a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as allowed pursuant to the Stock Option Agreement and Notice of Stock Option Grant, but not at any time as to fewer than 1,000 shares, or $1,000 of aggregate exercise price, which ever is lower, unless the remaining shares that have become so Purchasable are fewer than 1,000 shares or less than $1,000 in aggregate exercise price. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). If an Option is transferred pursuant to Section 6.9 below, the assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.
          (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c).
          (c) Payment for Option Shares.
     (i) General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows: (A) In the case of an Incentive Stock Option granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6. (B) In the case of an Non-Incentive Stock Option, the Committee may at any time accept payment in any form(s) described in this Section.
     (ii) Surrender of Common Stock. If applicable, all or any part of the Exercise Price may be paid by surrendering shares of Common Stock that are already owned by the Optionee and duly endorsed or accompanied by Stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
2000 Stock Incentive Plan

     (iii) Cashless Exercise. If applicable and if after an underwritten public offering of the Company’s Stock has taken place, all or any part of the Exercise Price may be paid by the Optionee providing authorization to withhold shares of Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value (as defined in the Plan) as of the date of such exercise equal, in the aggregate, to the purchase price per share set forth in the applicable Stock Option Agreement multiplied by the number of shares being purchased thereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Plan).
     (iv) Promissory Note. If applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.
The Company shall have the right to accept all or any part of the Exercise Price or payment of any withholding taxes in any other form that is consistent with applicable laws, regulations and rules. The Company shall not be required to deliver certificates for the shares purchased until such payment has been made. No fractional shares shall be transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price.
          (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.
          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.
     6.8 Reload Options.
          (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at
2000 Stock Incentive Plan

an Exercise Price equal to the Fair Market Value of the Stock on such date (except Reload Options granted with or upon exercise of Incentive Stock Options granted to a person described in Section 6.3(b) hereof, in which case the Exercise Price shall be equal to 110% of the Fair Market Value of the Stock on such date), and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, that the Committee may require that the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender.
          (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.
     6.9 Transferability of Option.
          (a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death.
          (b) An Option that is not an Incentive Stock Option shall be transferable by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. In addition, an Option that is not an Incentive Stock Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime as a gift (i) to Optionee’s spouse, (ii) to one or more members of the Optionee’s immediate family, (iii) to a trust established for the exclusive benefit of one or more such family members, or (iv) to an entity, including a limited partnership, in which more than 50% of the voting interests are owned by one or more of such family members.
     6.10 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee’s right to exercise an Option of termination of such Optionee’s employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of grant thereof, and in no event may an Incentive Stock Option be exercised more than three months following termination of such Optionee’s employment, unless termination is due to Optionee’s death or Permanent and Total Disability, in which case an Inventive Stock Option may be exercised within one year following such termination.
     6.11 Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries,
2000 Stock Incentive Plan

or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person’s employment at any time.
     6.12 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).
     6.13 Effect of a Corporate Transaction. All Options, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, may be accelerated in the discretion of the Committee and in accordance with a Stock Option Agreement such that certain or all Options that were not exercisable prior to the Corporate Transaction become exercisable, immediately prior to the effective date of the Corporate Transaction, for certain or all shares at the time subject to such Options.
ARTICLE VII
RESTRICTED STOCK
     7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.
     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
     7.2 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.
2000 Stock Incentive Plan

     7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.
     7.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee’s rights with respect to such Restricted Stock of the termination of such Grantee’s employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.
     7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.
     7.6 Delivery of Shares. Except as provided otherwise in Article IX below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.
ARTICLE VIII
STOCK CERTIFICATES
     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;
          (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;
          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and
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          (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.
     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. However, the Company shall use its reasonable efforts to obtain all such approvals.
ARTICLE IX
TERMINATION AND AMENDMENT
     9.1 Termination and Amendment. The Board may at any time amend or terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:
          (a) Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.2 hereof; or
          (b) Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.
     9.2 Effect on Grantee’s Rights. No termination, amendment, or modification of the Plan shall affect adversely a Grantee’s rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.
ARTICLE X
RELATIONSHIP TO OTHER COMPENSATION PLANS
     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.
ARTICLE XI
MISCELLANEOUS
     11.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. However no modification of an Option or Award shall adversely affect a
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Grantee’s rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.
     11.2 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee’s rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.
     11.3 Leave of Absence. Unless provided otherwise in a particular Stock Option Agreement, the following provisions shall apply upon an Optionee’s commencement of an authorized leave of absence:
     (a) The exercise schedule in effect for such Option shall be frozen as of the first day of the authorized leave, and the Option shall not become exercisable for any additional installments of shares of Stock during the period Optionee remains on such leave.
     (b) Should Optionee resume active Employee status within 60 days after the start date of the authorized leave, Optionee shall, for purposes of the applicable exercise schedule, receive service credit for the entire period of such leave. If Optionee does not resume active Employee status within such 60-day period, then no service credit shall be given for the entire period of such leave.
     (c) If the Option is an Incentive Stock Option, then the following additional provision shall apply:
          If the leave of absence continues for more than three months, then the Option shall automatically convert to a Non-Incentive Stock Option under the Federal tax laws upon the expiration of such three-month period, unless the Optionee’s reemployment rights are guaranteed by statute or written agreement. Following any such conversion of the Option, all subsequent exercises of the Option, whether effected before or after Optionee’s return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.
     (d) In no event shall the Option become exercisable for any additional shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.
     11.4 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.
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     11.5 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
     11.6 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.
     11.7 Section 16 Compliance. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b-3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Stock Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.
2000 Stock Incentive Plan

APPENDIX A
TO
WORLD WIDE PACKETS, INC
2000 STOCK INCENTIVE PLAN
(for California residents only)
     This Appendix A to the World Wide Packets, Inc. 2000 Stock Incentive Plan shall apply only to Grantees who are residents of the State of California and who are receiving an Option or an Award of Restricted Stock under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Options and Awards of Restricted Stock granted to residents of the State of California, unless the Committee determines otherwise or until such time as the Committee amends this Appendix A.
     Options which do not qualify as Incentive Stock Options granted to a person who, at the time of grant of such Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, shall have an exercise price not less than 110% of the fair market value per share on the date of grant. Options which do not qualify as Incentive Stock Options granted to any other person shall have an exercise price that is not less than eighty-five percent (85%) of the fair market value per share on the date of grant. Notwithstanding the foregoing, such options may be granted with a per share exercise price other than as required above pursuant to a merger or other corporate transaction.
     The term of each Option and Award of Restricted Stock shall be stated in a Stock Option Agreement or a Restriction Agreement, as applicable, evidencing the grant of such award, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.
     Unless determined otherwise by the Committee, Options and Awards of Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Grantee, only by the Grantee. If the Committee in its sole discretion makes an Option or Award of Restricted Stock transferable, such award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended.
     Except in the case of Options granted to officers, directors and consultants, Options shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the Options are granted.
     If an Optionee ceases to be an Employee, director or consultant, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Stock Option Agreement, to the extent that the Option is vested on the date of
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termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement).
     If an Optionee ceases to be an Employee, Director or consultant as a result of the Optionee’s disability, Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Stock Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement).
     If an Optionee dies while an Employee, Director or consultant, the Option may be exercised within six (6) months following the Optionee’s death, or such longer period of time as specified in the Stock Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Optionee’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.
     No Option or Award of Restricted Stock shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the shareholders.
     The Company shall provide to each Grantee and to each individual who acquires shares under the Plan, not less frequently than annually during the period such Grantee has one or more awards outstanding, and, in the case of an individual who acquires shares pursuant to the Plan, during the period such individual owns such shares, copies of annual financial statements. The Company shall not be required to provide such statements to key Employees whose duties in connection with the Company assure their access to equivalent information.
     An Award of Restricted Stock granted to a person who, at the time of grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, will have a purchase price not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant or on the date of purchase. Awards or Restricted Stock granted to any other person will have a purchase price that is not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant or on the date of purchase.
     Unless the Committee determines otherwise, the Restriction Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary termination of the Grantee’s service with the Company for any reason (including death or disability). Unless the Committee provides otherwise, the purchase price for Shares repurchased pursuant to the Restriction Agreement shall be the original price paid by the Grantee and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.
     Any repurchase right pursuant to an Award of Restricted Stock, except with respect to Shares purchased by officers, Directors and consultants, will in no case lapse at a rate of less than twenty percent (20%) per year over five (5) years from the date of purchase.
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     In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding award; provided, however, that the Committee shall make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.
     This Appendix A shall be deemed to be part of the Plan and the Committee shall have the authority to amend this Appendix A in accordance with Section 9.1 of the Plan.
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